Exhibit (j) under Form N-1A
                                         Exhibit (23) under Item 601/Reg. S-K.



           Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Class A, Class B, and Class C Shares' Prospectuses for the Federated International Equity Fund and Federated International Bond Fund and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statements of Additional Information for the Federated International Equity Fund and Federated International Bond Fund in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 2-91776) of Federated International Series, Inc. We also consent to the incorporation by reference of our reports dated January 13, 2006 on Federated International Equity Fund and Federated International Bond Fund (the two portfolios comprising Federated International Series, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended November 30, 2005.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2006